As filed with the Securities and Exchange Commission on February __ , 2003 — Registration No. _______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MERCANTILE BANK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-3360865 (I.R.S. Employer Identification No.)

5650 Byron Center Ave., S.W., Wyoming, Michigan 49509
(Address of Principal Executive Offices)      (Zip Code)

Mercantile Bank Corporation Independent Director Stock Option Plan
(Full Title of the Plan)

Gerald R. Johnson, Jr.
Mercantile Bank Corporation
5650 Byron Center Ave., S.W.
Wyoming, Michigan 49509
(616) 406-3000
(Name, Address and Telephone Number, Including Area Code of Agent For Service)

Copies of Communications to:
Donald L. Johnson
Varnum, Riddering, Schmidt & Howlett LLP
333 Bridge Street, N.W., P.O. Box 352
Grand Rapids, Michigan 49501-0352
(616) 336-6000

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock	65,000 Shares	$24.42	$1,587,300	$146.03

(1)	This Registration Statement also covers an indeterminate number of additional shares as may be offered or sold to prevent dilution resulting from stock splits, dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	For the purpose of computing the registration fee only, the price shown is based upon the price of $24.42 per share, the average high and low sales prices for common stock of the Registrant in the NASDAQ National Market on February 13, 2003, in accordance with Rule 457(h).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

Item 3.   Incorporation of Documents by Reference

              The Registrant hereby incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission:

              (a)         The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

              (b)         All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the annual report referred to in (a) above; and

              (c)         The description of the Registrant’s common stock contained in the Registrant’s Form 8-A Registration Statement filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as modified or superceded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

              Not applicable.

Item 5.   Interests of Named Experts and Counsel

              Not applicable.

Item 6.   Indemnification of Directors and Officers

              Mercantile’s Articles of Incorporation provide that Mercantile shall indemnify its present and past directors, officers, and such other persons as the Board of Directors may authorize to the full extent permitted by law. Mercantile’s Bylaws contain indemnification provisions concerning third party actions as well as actions in the right of Mercantile. The Bylaws provide that Mercantile shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Mercantile) by reason of the fact that he or she is or was a director or officer of Mercantile or while serving as such a director or officer, is or was serving at the request of Mercantile as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney’s fees), judgments, penalties, fees and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mercantile or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

              Federal Deposit Insurance Corporation regulations impose limitations on indemnification payments which could restrict, in certain circumstances, payments by Mercantile or Mercantile Bank of West Michigan to their respective directors or officers otherwise permitted under the Michigan Business Corporation Act (“MBCA”) or the Michigan Banking Code, respectively.

              With respect to derivative actions, the Bylaws provide that Mercantile shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Mercantile to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of Mercantile, or while serving as such a director or officer, is or was serving at the request of Mercantile as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney’s fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mercantile or its shareholders. No indemnification is provided in the Bylaws in respect of any claim, issue or matter in which such person has been found liable to Mercantile except to the extent that a court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

              Mercantile has purchased directors’ and officers’ liability insurance for directors and officers of Mercantile.

Item 7.   Exemption from Registration Claimed

              Not applicable.

Item 8.   Exhibits

              Reference is made to the Exhibit Index which appears on page S-9.

Item 9.   Undertakings

              (a)         The undersigned Registrant hereby undertakes:

                            (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

           (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                            (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyoming, State of Michigan, on this _______ day of February, 2003.

MERCANTILE BANK CORPORATION
By	/s/ Gerald R. Johnson, Jr. Gerald R. Johnson, Jr. Chairman of the Board and Chief Executive Officer

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald R. Johnson, Jr. and Charles E. Christmas, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on February ____, 2003, by the following persons in the capacities indicated.

Signature	Title	Signature	Title
/s/ Betty S. Burton Betty S. Burton	Director	/s/ Gerald R. Johnson, Jr. Gerald R. Johnson, Jr.	Chairman of the Board, Chief Executive Officer,and Director (PrincipalExecutive Officer)
/s/ David M. Cassard David M. Cassard	Director	/s/ Susan K. Jones Susan K. Jones	Director
/s/ Charles E. Christmas Charles E. Christmas	Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	Lawrence W. Larsen	Director
/s/ Edward J. Clark Edward J. Clark	Director	/s/ Calvin D. Murdock Calvin D. Murdock	Director
/s/ Peter A. Cordes Peter A. Cordes	Director	/s/ Michael H. Price Michael H. Price	Director
/s/ C. John Gill C. John Gill	Director	Dale J. Visser	Director

/s/ Doyle A. Hayes Doyle A. Hayes	Director	Donald Williams	Director
/s/ David M. Hecht David M. Hecht	Director	Robert M. Wynalda	Director

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Mercantile Bank Corporation on Form S-8 of our report dated January 18, 2002 (except for Note 1 as to which the date is February 1, 2002) on the 2001 consolidated financial statements of Mercantile Bank Corporation, which report is included in the 2001Annual Report on Form 10-K of Mercantile Bank Corporation for the year ended December 31, 2001.

Crowe, Chizek and Company LLP /s/ Crowe, Chizek and Company LLP

Grand Rapids, Michigan
February 10, 2003

February ____, 2003

Mercantile Bank Corporation
5650 Byron Center Avenue, S.W.
Wyoming, Michigan 49509

Re:	Registration Statement on Form S-8 Relating to the Mercantile Bank Corporation IndependentDirector Stock Option Plan (the “Plan”)

Gentlemen:

        With respect to the Registration Statement on Form S-8 (the “Registration Statement”), filed by Mercantile Bank Corporation, a Michigan corporation (the “Company”), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 65,000 shares of the Company’s common stock for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that when the Registration Statement has become effective under the Securities Act of 1933, as amended, any and all shares of the Company’s common stock that are the subject of the Registration Statement will, when issued and paid for in accordance with the terms stated in the Plan and the Registration Statement, be validly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Sincerely,

VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

/s/ Donald L. Johnson

Donald L. Johnson

EXHIBIT INDEX

        The following exhibits are filed as a part of the Registration Statement:

Exhibit 4.1	Mercantile’s Articles of Incorporation, previously filed as Exhibit 3.1 to the Registrant’s Form SB-2 Registration Statement effective October 23, 1997. Here incorporated by reference.

Exhibit 4.2	Mercantile’s Bylaws, previously filed as Exhibit 3.2 to the Registrant’s Form SB-2 Registration Statement effective October 23, 1997. Here incorporated by reference.

Exhibit 5	Opinion of Varnum, Riddering, Schmidt & Howlett LLP included on Page S-8 hereof

Exhibit 23(a)	Consent of Crowe, Chizek and Company LLP included on Page S-7 hereof

Exhibit 23(b)	Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in Exhibit 5)

Exhibit 24	Power of Attorney included on page S-5 hereof.